UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):   December 15, 2022

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1213 Elko Drive Sunnyvale, California 94089
(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

The description of the Restated Bylaws (as defined below) included under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On December 15, 2022, Kim Le, a member of the Board of Directors of GSI Technology, Inc. (the “Corporation”) and the Chair of the Audit Committee thereof, resigned from the Board of Directors and the Audit Committee for personal reasons. Ms. Le did not advise the Corporation of any disagreement with the Company on any matter relating to its operations, policies or practices.

Following Ms. Le’s resignation, Jack Bradley, another member of the Audit Committee and the Lead Director, was elected Chair of the Audit Committee and director Elizabeth Cholawsky joined the Audit Committee. Additionally, Barbara Nelson was elected to replace Mr. Bradley as the Chair of the Nominating and Corporate Governance Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2022, the Board of Directors of the Corporation adopted amendments (the “Amendments”) to the amended and restated bylaws of the Corporation (the “Restated Bylaws”). The Amendments include the decrease in the size of the Board of Directors from eight (8) to seven (7) members, revisions to use gender neutral terms, and the incorporation of enhanced procedural mechanics and disclosure requirements with respect to stockholder nominations of directors made in connection with annual and special meetings of stockholders, including without limitation, by (i) requiring a stockholder delivering a notice pursuant to the advance notice provisions of the Bylaws to comply with the requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and make related undertakings, including to provide reasonable evidence that the undertakings have been satisfied; (ii) requiring stockholders directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white; (iii) requiring additional disclosures from nominating stockholders and proposed nominees; (iv) requiring that proposed nominees make themselves available for and submit to interviews by the Board or any Board committee within ten (10) days following the date of any reasonable request therefor from the Board or any Board committee; and (v) requiring that, unless required by applicable law, if, after such stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and subsequently fails either to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act or to provide documentation reasonably satisfactory to the Company that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act (upon request by the Corporation), then such nomination will be disregarded and no vote on such nominee proposed by such stockholder will occur.

The Amendments were made to Article I, Sections 1.2-1.11, Article II, Sections 2.2, 2.4, 2.7 and 2.15, Article III, Sections 3.1, 3.6 and 3.7 and Article IV, Section 4.2 of the Bylaws. In addition to the provisions described above, the Amendments include various conforming and clarifying changes.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Bylaws attached hereto as Exhibit 3.1, which is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Bylaws of GSI Technology, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2022

GSI Technology, Inc.

By:	/s/ Lee-Lean Shu
Lee-Lean Shu
Chief Executive Officer

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